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                   FINANCIAL SERVICES CORPORATION OF THE MIDWEST

             1996 COMBINED INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN

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                                     ARTICLE I.
                                      GENERAL


I.1   DEFINITIONS.  As used in this Financial Services Corporation of the
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Midwest 1996 Combined Incentive and Nonstatutory Stock Option Plan, the
following definitions shall apply:

      A.    "ACCELERATION EVENT" means (i) any liquidation, dissolution
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      or sale of all or substantially all of the assets of the Company,
      (ii) any merger of the Company into another corporation where the Company is not the survivor thereof, (iii) any transaction involving transfer of Company securities representing greater than 50 percent of the voting power of all issued and outstanding securities of the Company, or (iv) any other event which, in the opinion of the Board of Directors, is likely to lead to a change in control of the Company, whether or not such change in control actually occurs.

      B.    "AFFILIATE" means any "parent corporation" or "subsidiary
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      corporation" of the Company, as those terms are defined in
      Sections 424(e) 424(f) of the Code.

      C.    "BOARD OF DIRECTORS" means the Board of Directors of the Company.
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      D.    "CODE" means the Internal Revenue Code of 1986, as amended.
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      E.    "COMMON STOCK" means the common capital stock, par value $0.50
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      per share, of the Company.

      F.    "COMPANY" means Financial Services Corporation of the Midwest, a
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      Delaware corporation.

      G.    "FAIR MARKET VALUE" means the value of the Common Stock
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      determined by the Board of Directors, taking into consideration those factors affecting or reflecting the value of the Common Stock which they deem appropriate.

      H.    "INCENTIVE STOCK OPTION" means an Option to purchase shares of
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      Common Stock which is intended to qualify as an incentive
      stock option as defined in Section 422 of the Code.

      I.    "NON-STATUTORY OPTION" means an Option which is not an Incentive
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      Stock Option.

      J.    "OPTION" means an Incentive Stock Option or a Non-Statutory
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      Option.

      K.    "OPTION AGREEMENT" means the formal written agreement to be
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      entered into by and between the Company and the Optionee which will contain the specific terms and conditions upon which an Option is granted to an Optionee, as determined by the Board of Directors.


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      L.    "OPTIONEE" means a holder of an Option granted pursuant to the
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      Plan.

      M.    "PLAN" means the Financial Services Corporation of the Midwest
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      1996 Combined Incentive and Nonstatutory Stock Option Plan
      outlined herein.

      N.    "SHAREHOLDERS" means the holders of outstanding shares of the
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      Company's Common Stock.

I.2   PURPOSE.  The purpose of the Plan is to promote the growth and general
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prosperity of the Company and its Affiliates by permitting the Company to grant Options to employees, officers, members of the Board of Directors and others, thereby assisting the Company in its efforts to attract and retain the best available persons for positions of substantial responsibility, and to provide employees, officers, members of the Board of Directors and others an additional incentive to contribute, by the performance of services, to the future success of the Company and its Affiliates.

I.3   ADMINISTRATION.  Except as otherwise provided for in this Plan, the
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Plan shall be administered by the Board of Directors or any appropriately appointed committee thereof. Subject to the provisions of this Plan, the Board of Directors shall have sole authority to do everything necessary or appropriate to administer the Plan, including, without limitation, interpreting the Plan. All decisions, determinations and interpretations of the Board of Directors regarding the Plan shall be final and binding on all Optionees. The day to day administrative duties for the Plan may be delegated by the Board of Directors to one or more executive officers or other employees of the Company. All actions authorized to be taken by the Board of Directors under this Plan may as well be taken by any appropriately appointed committee thereof.

I.4   TERM OF THE PLAN.  The Plan was adopted by the Board of Directors on
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July 25, 1996, and shall continue in effect for the grant of Options for ten
(10) years until July 25, 2006, unless sooner terminated under Section 1.10 hereof. Any Option under the Plan must be granted on or prior to July 25,
2006.   The expiration of the term of the Plan with respect to any Options granted under the Plan shall not affect Options then outstanding which have not yet expired.

I.5   STOCK TO BE OPTIONED.  The maximum number of shares which may be
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optioned and sold under the Plan is 20,000 shares of the Common Stock.
Shares subject to Options which terminate or expire prior to exercise shall be available for future Options.

I.6   GRANTING OF OPTIONS.  The Board of Directors shall have the authority
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to grant Options and to determine, among other things, who shall receive
Options, the time when Options shall be granted, the number of shares to be optioned and the vesting schedule for the Options. Each Option shall be granted pursuant to a formal written Option Agreement to be entered into by and between the Company and the Optionee, which Option Agreement shall be in such form as the Board of Directors may deem appropriate.

I.7   EXERCISE PRICE.  Except as provided in Section 3.3, and subject to
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Section 2.4, the exercise price of an Option shall not be less than the greater of (i) One Hundred and 00/100 Dollars ($100.00) per share or (ii) the Fair Market Value (as determined by the Board of Directors) of the Common Stock at the time the Option is granted, and Incentive Stock Options granted on the same date shall have the same exercise price. Should it be determined that any Option was not issued with an exercise price at least equal to the Fair Market Value of the Common Stock on the date of grant, such Option shall remain nevertheless valid and in full force and effect.

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I.8   OPTIONS NOT TRANSFERABLE.  Options are not transferable in any manner
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except by will or the laws of descent and distribution, and during the lifetime of each Optionee shall be exercisable only by such Optionee. In the event of an Optionee's death, such Optionee's Option shall pass by will or the laws of descent and distribution and may thereafter be exercised only by such Optionee's personal representative, distributees or legatees, as the case may be, to the extent determined by the Board of Directors at the time of grant of the Option as shall be indicated in the Option Agreement evidencing the grant of such Option.

I.9   ELIGIBLE OPTIONEES.  Incentive Stock Options may be issued to any
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employees of the Company or any Affiliate, including, among others, employees who are officers of the Company and/or members of the Board of Directors. In addition, Non-Statutory Options may be granted to either employees or non-employees, including persons who are, at the time of such grant, members of the Board of Directors or persons who are deemed by the Board of Directors to be important to the future success of the Company or its Affiliates, including, but not limited to, independent contractors to the Company or its Affiliates, even though such persons are not then employees of the Company.

I.10  AMENDMENT OR TERMINATION OF THE PLAN.
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      A.    Except as provided in Section 1.10(c) below, notwithstanding anything to the contrary contained herein, the Board of Directors may amend the Plan from time to time in such respects as the Board of Directors may deem advisable, including, without limitation, the right to amend the Plan so as to affect Options already granted, other than to increase the Option price of Options already granted and/or other than to decrease or terminate the Options already granted.

      B. The Board of Directors may at any time terminate the Plan. Any such termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if the Plan had not been terminated.

      C. In the event of the occurrence of an Acceleration Event, the Board of Directors may elect to terminate all of the Options outstanding under the Plan as of the effective date of the Acceleration Event, provided that each of the following conditions are met:

            I. Each Optionee shall be given at least thirty (30) calendar days written notice of such termination, which notice shall include an explanation of the rights of the Optionee as indicated below, and shall additionally describe in reasonable detail the relevant terms and conditions of the Acceleration Event, including the anticipated effective date of the Acceleration Event ("Acceleration Event Notice").

            II. Upon receipt by an Optionee of the Acceleration Event Notice, assuming occurrence of the Acceleration Event, all Options held by the Optionee shall have their vesting accelerated and be exercisable in full. Unless otherwise determined by the Board of Directors: (A) each Option held by the Optionee may thereafter be exercised only by the Optionee providing written notice to the Company at least fifteen (15) days prior to the anticipated effective date for the Acceleration Event specified in the Acceleration Event Notice, specifically stating the extent to which the Optionee will exercise the Option (the "15-Day Exercise Notice"); (B) any such exercise shall be further accomplished by the Optionee complying with the requirements of Section 1.13 of this Plan and shall be effective as of the actual effective date of the Acceleration Event; (C) if no 15-Day Exercise Notice is provided by the Optionee to the Company, assuming occurrence of the

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            Acceleration Event, the Optionee shall have no right, and
            shall be presumed to have waived any right, to any further exercise of the Option; and (D) at 12:01 a.m. on the actual effective date of the Acceleration Event, the Option (to the extent not previously exercised) shall terminate.

            III. Notwithstanding the provisions of Section 1.13 of this Plan (assuming an Optionee does not engage in a "cashless" exercise of his/her Option), payment in full of the Exercise Price shall not be required to be delivered in connection with delivery of the 15-Day Exercise Notice, but instead shall be required to be paid in full on the effective date of the Acceleration Event.

            IV. If the anticipated Acceleration Event does not occur, the rights and obligations of all Optionees and the Company shall be as though the Acceleration Event Notice was never provided and any exercise of Options by Optionees pursuant to delivery of 15-Day Exercise Notices had never occurred, including, but not limited to, that (A) the vesting schedule for all Options shall be as otherwise provided in their respective stock option agreements, (B) any exercise of Options by Optionees pursuant to delivery of 15-Day Exercise Notices shall be void and of no effect, and (C) any shares issued to Optionees as a result of delivery of 15-Day Exercise Notices shall be considered cancelled and all certificates relating thereto immediately returned to the Company.

I.11  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.  If an Optionee exercises
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all or any portion of an Option subsequent to any change in the number of outstanding shares of Common Stock of the Company occurring by reason of any stock dividend, stock split, reverse stock split or other similar recapitalization of the Company, there shall be an appropriate adjustment to the number of shares of Common Stock underlying the Option so that the Optionee shall then receive for the aggregate price paid by him on such exercise of an Option the number of shares which he would have held at the time of such exercise if such Option had been exercised to the same extent prior to such stock dividend, stock split, reverse stock split or other similar recapitalization. Notwithstanding the foregoing, no fractional shares shall be issued or paid for.

I.12  AGREEMENT AND REPRESENTATIONS OF OPTIONEE.  As a condition to the
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exercise of any portion of an Option, the Optionee must represent and agree that any and all shares of Common Stock purchased under an Option will be acquired for investment and not for resale. The Company may restrict the transfer of the shares of Common Stock purchased and affix a legend to the certificate representing such shares, stating that such shares may not be transferred without (i) an opinion of counsel satisfactory to the Company that the proposed transfer may lawfully be made without registration under the federal Securities Act of 1933 and registration, notice or approval under any applicable state securities laws, or (ii) such applicable registration(s), notice(s) and approval(s).

I.13  EXERCISE OF OPTIONS.  Options can be exercised only by Optionees or
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other proper parties delivering written notice to the Company at its principal office within the Option period, stating the number of shares as to which the Option is being exercised and accompanied by payment in full of the Exercise Price for all shares designated in the notice (subject to the possible inclusion of a "cashless" exercise provision in the Option Agreement, in the discretion of the Board of Directors). The Exercise Price shall be paid in cash or by certified or cashier's check or, with the prior written consent of the Company, by surrender to the Company of previously acquired shares of Common Stock, such shares to be credited against the Exercise Price based upon the fair market value thereof on the date of exercise, as determined by the

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Board of Directors.  Such notice shall further contain a representation that such shares are being acquired for investment and not for resale. The Company shall then cause a certificate or certificates for such shares to be delivered within a reasonable period.

                                    ARTICLE II.
                              INCENTIVE STOCK OPTIONS

II.1  TERM OF INCENTIVE STOCK OPTIONS.  Each Incentive Stock Option granted
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under the Plan shall be exercisable only during the term for such Incentive
Stock Option as fixed by the Board of Directors; provided, however, that this term may be no longer than 10 years from the date of grant (subject to Section 2.4 below).

II.2  TERMINATION OF EMPLOYMENT.  Subject to the discretion of the Board of
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Directors to determine otherwise at the time of grant of the Incentive Stock
Option, upon termination of an Optionee's employment with the Company or an Affiliate, whether such termination is due to death, voluntary termination, involuntary termination or otherwise: (i) all Incentive Stock Options held by the Optionee may thereafter be exercised only to the extent the Optionee was entitled to exercise such Incentive Stock Options as of the date of such termination of employment; (ii) and all Incentive Stock Options held by the Optionee shall terminate three (3) months after the effective date of any such termination of employment.

II.3  LIMIT ON EXERCISE.  The aggregate Fair Market Value, determined as of
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the time the Incentive Stock Option is granted, of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan, and any other incentive stock option plan of the Company or an Affiliate under Section 422 of the Code, shall not exceed $100,000. To the extent an Incentive Stock Option exceeds this $100,000 limit, the portion of the Incentive Stock Option in excess of such limit shall be deemed a Non-Statutory Option.

II.4  SPECIAL RULE FOR TEN PERCENT SHAREHOLDER.  If, at the time an Incentive
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Stock Option is granted, an employee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Affiliates, as determined using the attribution rules of
Section 424(d) of the Code, then the terms of the Incentive Stock Option shall specify that the option exercise price shall not be less than the greater of (i) $100.00 per share or (ii) 110% of the Fair Market Value of the Common Stock at the time the Option is granted, and that the term of such Incentive Stock Option may be no longer than five (5) years from the date such Incentive Stock Option is granted.

II.5  FAILURE TO MEET REQUIREMENTS.  In the event that an Option is granted
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as an Incentive Stock Option but, for whatever reason, part or all of the
Option fails to meet all requirements to qualify as an Incentive Stock Option, the Option shall nevertheless continue to be issued and valid except that portion of the Option which does not qualify as an Incentive Stock Option shall be deemed a Non-Statutory Option.

                                    ARTICLE III.
                               NON-STATUTORY OPTIONS

III.1 TERM OF NON-STATUTORY OPTIONS.  Each Non-Statutory Option granted under
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the Plan shall be exercisable only during the term for such Non-Statutory
Option as fixed by the Board of Directors.

III.2 TERMINATION OF RELATIONSHIP.  Subject to the discretion of the Board of
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Directors to provide for otherwise at the time of grant of the Non-Statutory
Option, upon termination (as determined solely by the Board of Directors) of the relationship between an Optionee and the Company (or the Affiliate, as the case may be), whether such relationship consisted of such Optionee serving as an employee of, a member of the Board of Directors of, or an independent contractor providing services to the Company (or the Affiliate):
(i) all Non-Statutory Options held by the Optionee may thereafter be exercised only to the extent the Optionee was entitled to exercise such Non-Statutory Options as of the date of such relationship termination; and
(ii) all Non-Statutory Options held by the Optionee shall terminate three (3) months after the effective date of any such relationship termination.

III.3 EXERCISE PRICE.  The Company may elect to grant Non-Statutory Options
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at a price less than the Fair Market Value of the Common Stock at the time the Option is granted so long as the exercise price is equal to or greater than $100.00 per share.

                                    ARTICLE IV.
                               ADDITIONAL PROVISIONS

IV.1  STOCKHOLDER APPROVAL.  The Plan shall be submitted for the approval of
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the stockholders of the Company at the first meeting of stockholders held subsequent to the adoption of the Plan and in all events within one year of its approval by the Board of Directors. If at said meeting the stockholders of the Company do not approve the Plan, the Plan shall terminate.

IV.2  NO RIGHTS AS SHAREHOLDER.  No Optionee shall have any rights as a
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shareholder with respect to any shares subject to his or her Option prior to the date of issuance to him or her of a certificate or certificates for such shares.

IV.3  WITHHOLDING.  Whenever the Company proposes or is required to issue or
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transfer shares of Common Stock under the Plan, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax liability prior to the delivery of any certificate or certificates for such shares. Whenever under the Plan payments are to be made in cash, such payments shall be made net of an amount sufficient to satisfy any federal, state, or local withholding tax liability.

IV.4  RESERVATION OF SHARES OF COMMON STOCK.  The Company, during the term of
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the Plan and all Options issued under the Plan, will at all times reserve and keep available, and will use its commercially reasonable best efforts to seek or obtain approval from any regulatory body having jurisdiction over the transactions contemplated by this Plan necessary in order to issue and sell, such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.

IV.5  INCOME TAX TREATMENT.  Government jurisdiction, income reporting and
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tax withholding requirements will be complied with by the Company whenever the Options are exercised and any income tax payment and any income tax prepayment requirements (including any tax withholding requirements imposed upon the Company) will be effectively borne by the Optionee. SINCE FEDERAL INCOME TAX LAW IS SUBJECT TO CHANGE AND INCOME TAX LAWS VARY FROM STATE TO STATE, THE COMPANY STRONGLY RECOMMENDS THAT OPTIONEES CONSULT WITH THEIR INDIVIDUAL TAX ADVISORS PRIOR TO EXERCISE OF AN OPTION.

IV.6  EXCEPTIONS TO TERMINATION OF EMPLOYMENT.  Whether military, government
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or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Board of Directors at its discretion, and any

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determination by the Board of Directors shall be final and conclusive.  A termination of employment shall not occur where the Optionee transfers from the Company to one of its Affiliates or transfers from an Affiliate to the Company or another Affiliate.

IV.7  NO RIGHT TO CONTINUED EMPLOYMENT.  Agreements entered into in
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accordance with the Plan shall not confer on Optionees any right to continuance of employment by or with the Company or its Affiliates, nor shall such agreements interfere in any way with the Optionee's or the Company's right to terminate such employment at any time for any reason or no reason.

IV.8  SUCCESSORS AND ASSIGNS.  Agreements entered into in accordance with the
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Plan shall be binding upon the heirs, successors and assigns of the Company and the Optionees.

IV.9  ILLINOIS LAW.  Agreements entered into in accordance with the Plan
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shall be construed according to the laws of the State of Illinois, U.S.A.

IV.10 REGULATORY APPROVAL.  All obligations of the Company to issue shares of
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the Common Stock in connection with the exercise of Options shall be subject to the ability of the Company to obtain necessary approvals from state and/or federal regulatory agencies, and any time frames relating to the purchase of stock by the Company (or its assigns) from an Optionee (as may be provided in the stock option agreements evidencing the grant of Options) shall be extended as reasonably necessary to allow the Company (or its assigns) to obtain necessary approvals from state and/or federal regulatory agencies.

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